Exhibit 10.130

Loan No. ___

COMMERCIAL PROMISSORY NOTE

ENERGYTEC, INC., a Nevada Corporation	AMERICAN BANK OF TEXAS

14785 Preston Road, Ste. 500	P. O. Box 1234

Dallas , Texas 75254	Sherman, Texas 75091-1234
(hereafter called “Borrower”)	(hereafter called “Lender”)

$ 400,000.00	April 11, 2003	October 11, 2004
Note Amount	Execution Date	Maturity Date

FOR VALUE RECEIVED, Borrower, jointly and severally if more than one, promises to pay to the order of Lender (which term shall include all subsequent holders of this Note) at its offices set forth above or at such other address as Lender may from time to time designate, in lawful money of the United States of America, the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00), or so much thereof as may be advanced and outstanding from time to time, with interest at the rate provided below on the principal balance from time to time remaining unpaid, in the amounts, at the times and upon the terms provided in this Note. This Note is performable in GRAYSON County, Texas.

INTEREST RATE. Interest shall accrue on the unpaid balance of this Note from time to time outstanding which is not past due, calculated on a 360 day annual basis (the “Rate”), except as otherwise provided herein, as follows:

Eight percent (8.00%) per annum.

PREPAYMENT. Borrower may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. In the event a prepayment is made, such payment shall be applied first against accrued but unpaid interest, then to the discharge of any expenses for which the holder of this Note may be entitled to receive reimbursement under the terms of this Note or under the terms of any other documents related thereto and lastly against the principal hereof. Any partial prepayment shall not postpone the due date or change the amount of any subsequent installment due hereunder.

PAST DUE PAYMENTS. The annual interest rate on matured unpaid amounts shall be eighteen percent (18%).

DISHONORED CHECK CHARGE. Lender may charge and collect a processing fee of $22.00 for each check given by Borrower to Lender as a payment on this loan which is dishonored.

PAYMENT TERMS. This Note shall be due and payable as follows:

Interest only, shall be due and payable monthly as it accrues, on the 11th day of each and every calendar month, beginning May 11, 2003, and continuing regularly and monthly thereafter until October 11, 2004, when the entire amount of principal and interest remaining unpaid, shall be then due and payable.

THIS LOAN IS PAYABLE IN FULL AT MATURITY. BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER WHICH MAY BE THE LENDER BORROWER HAS THIS LOAN WITH , WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY , BORROWER WILL HAVE TO PAY ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM THE SAME LENDER. THIS LENDER WILL CONSIDER AN APPLICATION TO REFINANCE THE BALLOON PAYMENT AT THE TIME PAYMENT IS DUE, ON THE SAME BASIS AS ALL OTHER NEW MORTGAGE LOAN APPLICATIONS.

WAIVER. Except as otherwise expressly stated in any of the Loan Documents, Borrower and any and all co-borrowers, endorsers, guarantors, and sureties severally waive notice, notice of intent to accelerate, notice of acceleration, demand, grace, presentment for payment, and protest and agree that this Note and all liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice to them or any of them, and they severally agree that their liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

TIME OF THE ESSENCE. It is agreed that time is of the essence in the performance of this Note.

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EVENTS OF DEFAULT. Each of the following events shall constitute a Default:

1. Default in the timely payment of any installment of principal and interest or in the performance of any covenant or provision of any Loan Document as hereafter defined.

2. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property as herein defined, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under this Note; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

3. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under this Note, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earlier of trial thereon or sixty (60) days next following the date of its filing.

4. The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A Default shall not be an Event of Default if the Default is cured within ten (10) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such Default. If such Default is not cured within the ten (10) day period, the Default shall be an Event of Default without need of any further notice or action by Lender.

ACCELERATION AND WAIVER OF NOTICE. Upon the occurrence of an Event of Default, the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note and any and all other indebtedness of Borrower to Lender shall, at the option of Lender, become and be due and payable forthwith without demand , notice of default, notice of intent to accelerate, or the acceleration of the maturity hereof, notice of nonpayment, presentment, protest, or notice of dishonor, all of which are hereby expressly waived to the full extent not prohibited by law by Borrower and each other liable party. Failure to exercise this option upon the occurrence of any such Event of Default shall not constitute a waiver of the right to exercise such option in the event of any subsequent Event of Default.

COLLECTION COSTS AND JOINT AND SEVERAL LIABILITY. If the unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid at maturity, whether by acceleration or otherwise, and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for collection hereof, Borrower and each other liable party agree to pay Lender its reasonable collection costs, including a reasonable amount for attorneys’ fees. Borrower and each other liable party is and shall be directly and primarily, jointly and severally, liable for the payment of all sums due hereunder, under the Loan Documents and under any instrument securing the payment hereof, and Borrower and each other liable party hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Borrower and each other liable party hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security hereof in whole or in part, with or without notice, from time to time, before or after maturity.

LOAN CHARGES. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits the Borrower to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Borrowers exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. All sums paid or agreed to be paid by Lender for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized , prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect an applicable to such indebtedness evidenced hereby for so long as debt is outstanding. To the extent that Lender is relying on the Texas Finance Code, as amended, to determine the Highest Lawful

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Rate payable on such indebtedness, Lender will utilize the indicated (weekly) rate ceiling from time to time in effect. To the extent United States federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on United States federal law instead of the Texas Finance Code, as amended, for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Highest Lawful Rate under any other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

RIGHT OF SET OFF. Borrower grants to Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers to Lender, all Borrower’s right, title and interest in and to Borrower’s accounts with Lender (whether checking, savings or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set off all sums owing on this Note against any and all such amounts.

ADDITIONAL SECURITY. This Note is secured by all security agreements, collateral assignments, assignments, guaranties, deeds of trust, and lien instruments executed by Borrower (or by any Guarantor) in favor of Lender or any other holder of this Note, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and by all such agreements, assignments, guaranties, and security instruments securing the payment of all other indebtedness of Borrower to Lender.

REMEDIES OF LENDER. Lender shall have all rights, remedies, and recourses granted in this Note, the Loan Documents and all other instruments securing the payment hereof and the payment of all indebtedness of Borrower to Lender, howsoever evidenced, and those which are available at law or equity, and same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them at the sole discretion of Lender and in such order as Lender, in its sole discretion, shall determine; (c) may be exercised as often as occasion therefore shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. This loan shall be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first Class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Note. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

LOAN DOCUMENTS. This Note and all other instruments executed in connection herewith and/or securing repayment hereof (the “Loan Documents”), including but not limited to:

(a) The Additional Security as described above.

(b) Oil and Gas Deed of Trust, Security Agreement, Assignment of Production and Financing Statement executed by Borrower to JERRY GRIFFIN, Trustee for the benefit of Lender and any subsequent holder of this Note, of even date herewith, and UCC-1 Financing Statement filed with the Secretary of State of the State of Texas, covering Oil and Gas Properties situated in Bowie County, Texas.

(c) Commercial Deed of Trust, Security Agreement and Assignment of Rents executed by Borrower to JERRY GRIFFIN, Trustee for the benefit of Lender and any subsequent holder of this Note, of even date herewith, and UCC-1 Financing Statement filed with the Secretary of State of the State of Texas, covering real and personal property situated in Bowie County, Texas.

(d) Oil and Gas Deed of Trust, Security Agreement, Assignment of Production and Financing Statement executed by Borrower to JERRY GRIFFIN, Trustee for the benefit of Lender and any subsequent holder of this Note, of even date herewith, and UCC-1 Financing Statement filed with the Secretary of State of the State of Texas, covering Oil and Gas Properties situated in Cass County, Texas.

(e) Commercial Deed of Trust, Security Agreement and Assignment of Rents executed by Borrower to JERRY GRIFFIN, Trustee for the benefit of Lender and any subsequent holder of this Note, of even date herewith, and UCC-1 Financing Statement filed with the Secretary of State of the State of Texas, covering real and personal property situated in Cass County, Texas.

(f) Oil and Gas Deed of Trust, Security Agreement, an Assignment of Production executed by Borrower to JERRY GRIFFIN Trustee for the benefit of Lender and any subsequent holder of this Note, of even date herewith, and UCC-1 Financing Statement filed with the Secretary of State of the State of Texas, covering Oil and Gas Properties situated in Rains County, Texas.

(g) Security Agreements and UCC-1 Financing Statements, of even date herewith, executed by Borrower, covering all inventory, equipment and accounts receivable, filed under Secretary of State for the benefit of Lender and any subsequent holder of this Note.

(h) Loan Agreement executed by Borrower for the benefit of Lender and any subsequent holder of this Note, of even date herewith.

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(i) Security Agreement (Pledge) executed by Borrower, for the benefit of Lender and any subsequent holder of this Note, of even date therewith, pledging Depository Account No.                     .

(j) Commercial Guaranty Agreements executed by COMANCHE WELL SERVICE CORPORATION and LACY J. HARBER for the benefit of Lender and any subsequent holder of this note, of even date herewith.

PROPERTY. The property described in the Loan Documents (the “Property”) is:

Real and Personal property being more fully described in Exhibit “A” attached hereto and made a part hereof for all purposes.

ENERGYTEC, INC., a Nevada Corporation

By:
FRANK W. COLE, its President

Prepared in the Law Office of: Munson, Munson, Pierce & Cardwell, P.C. 301 W. Woodard - P. O. Box 1099 Denison, Texas 75020 (903) 463-3750

EXHIBIT “A”

PART ONE:

Tract I:

Situated in the County of Bowie, State of Texas, being Tract I, Segment I of that certain Surface Lease and Pipeline Right of Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas, and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company and Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 3053, Page 1 of the Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point where it crosses the Sulphur River and enters Bowie County, Texas, continuing in a Northwesterly direction over, across and though the following surveys: Mrs. Willie R. Timmins Survey, A-1187; T. and P.R.R. Survey, A-620; B.B.B. and C.R.R. Survey, A-81; Allen Brazzel Survey, A-68; Thos Y. Logwood Survey, A-343; T. and P.R.R. Survey, A-619; R. J. Creamer, A-922; Sterling M. Yancy Survey, S-693; T. and R.R., A-625; Hiram Edwards Survey, A-198; T. and P.R.R. Survey, A-579; T. and P.R.R., A-606; F.E. Ames Survey, A-11; A. F. Hancock Survey, A-883; T. and P.R.R. Survey, A-587 and ending at a point located within the Jas Parham Survey, A-481. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 3052, Page 347, Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Right-of-Way, Easements and Permits effective March 1, 1999 and recorded in Volume 3053, Page of the Official Public Records of Bowie County, Texas, said Rights-of-Way, Easements and Permits being more fully described in Schedule I-A attached hereto and made a par hereof.

Situated in the County of Bowie, State of Texas, and being a natural gas processing plant, fee lands, pipeline and gathering system commonly known as Processing Plant No. 360, located in the Ann Hale Headright Survey assigned by Mescalaro Oil & Gas, Inc. to Producers Pipeline Corporation, by Assignment and Bill of Said recorded in Volume 3009, Page 226, Official Records, Bowie County, Texas, said lands, pipeline and gathering system being more fully described in Schedule 2-A attached hereto and made a part hereof for all purposes.

Tract II:

Situated in the County of Bowie, State of Texas, part of the Daniel Morris Survey, Abstract No. 381, and being that certain 3 acre easement over, though and across 40 acres, more or less, conveyed for the purposes of constructing, maintaining, operating, altering and repairing a control station for the transportation of oil, gas, petroleum products and other liquids, gases or substances more fully described in Schedule 1-B attached hereto, together with a 30 foot pipeline easement more fully described in Schedule 2-B attached hereto; and a 50 foot road right of way more fully described in Schedule 3-B attached hereto; all granted by M. Mark Lesher and Emily Lesher to Mike Rogers Drilling Company, Inc., dated December 2, 1988, and recorded in Volume 1288, Page 332, Deed Records, Bowie County, Texas, and subsequently assigned by Act of Assignment from Mike Rogers Drilling Co., Inc. to Rockwall Marketing Corporation effective January 1, 1996 and recorded in Volume 2657, Page 84 of the Real Property Records of Bowie County, Texas.

Tract III:

AN UNDIVIDED 68.75% WORKING INTEREST IN THE FOLLOWING DESCRIBED OIL AND GAS LEASE:

LESSOR:	JAMES J. NAPLES

LESSEE:	BARROW-SHAVER RESOURCES COMPANY

DATE:	January 9, 1992

RECORDED:	Volume 1716, Page 36 of the Real Property Records of Bowie County, Texas.

EXTENSIONS:	January 7, 1993, recorded in Volume 1885, at Page 162 and March 5, 1993 recorded in Volume 1913, at Page 169 of the Real Property Records of Bowie County, Texas.

ASSIGNMENT:	March 18, 1996, from ULTRA PETROLEUM (USA), INC. as Assignor to ROCKWALL MARKETING CORPORATION as Assignee, of record in Volume 2495, Page 236 of the Real Property Records of Bowie County, Texas, assigning 68.75% Working Interest.

LANDS:	200 acres, more or less, out of the MEP & R Railway Survey, A-420; John McClure Headright Survey, A-392, and the Daniel Morris Headright Survey, A-381, Bowie County, Texas, as more fully described in Schedule “I” attached hereto and made a part hereof for all purposes.

J. D. OWEN GAS UNIT NO. 1 AND NO. 2

Situated in the County of Bowie, State of Texas, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Rialto Energy, Inc. to Rockwall Marketing Corporation, effective June 1, 1995, recorded in Volume 2394, Page 25, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from Stelaron, Inc. to Rockwall Marketing Corporation, effective September 1, 1996, recorded in Volume 2636, Page 31, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and the E. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Stratco Operating Co., Inc. to Rockwall Marketing Corporation, effective January 1, 1996, recorded in Volume 2495, Page 239, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, the E. T. Jackson Survey, Abstract No. 300, and the N. Hale Survey, Abstract No. 273, and being oil, gas and mineral leases, wells and equipment described in Assignment and Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1998, recorded in Volume 2969, Page 129, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being 487.829 acres out of the J. S. Herring Survey, Abstract No. 263, and the B. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from DNA Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1997, recorded in Volume 2761, Page 66, Official Records, Cass County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

LOYD WILSON GAS UNIT NO. 1

Situated in the County of Bowie, State of Texas, and being part of the Daniel Morris Survey, Abstract No. 382 and being Well and Equipment described in Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation recorded in Volume 2705, Page 301, Official Records, Bowie County, Texas.

Situated in the County of Bowie, State of Texas and being 109 acres and 137 acres, all in the Daniel Morris Survey, Abstract No. 382 and being an Oil, Gas and Mineral Lease from Johnson

Timber & Land Co. Ltd., et al to Rockwall Marketing Corporation, effective January 1, 1997, recorded in Volume 2636, Page 18, Official Records, Bowie County, Texas.

FEAZELL NO. 1-A

Situated in the County of Bowie, State of Texas, and being 160 acres, more or less, T & P.R.R. Survey, Abstract No. 587, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation effective November 1, 1998, and recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described as Oil and Gas Lease from William S. Feazell, et ux to Bishop Petroleum, Inc. dated January 1, 1983, recorded in Volume 18, Page 695, Real Property Records, Bowie County, Texas.

B. E. LEWIS GAS UNIT NO. 1

Situated in the County of Bowie, State of Texas, and being 621.715 acres, more or less, out of the John J. Carson Survey, Abstract No. 112, the Jacob Barkman Survey, Abstract No. 51 and the R. F. Peters Survey, Abstract No. 480 and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation, effective November 1, 1998, recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule III attached hereto and made a part hereof for all purposes.

COUCH UNIT PROSPECT

Situated in the County of Bowie, State of Texas, and being 1090.602 acres, more or less, and being Oil and Gas Properties described in Assignment from Field Information Services, Inc. to Rockwall Marketing Corporation, effective July 1, 1996, recorded in Volume 2636, Page 26 Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule IV attached hereto and made a part hereof for all purposes.

RUTH MARABLE NO. 1 160.0 ACRE UNIT

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule V attached hereto and made a part hereof for all purposes.

W. E. SPENCER NO. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing

Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule VI attached hereto and made a part hereof for all purposes.

IVA L. SMITH NO. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule VII attached hereto and made a part hereof for all purposes.

Tract IV:

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 69.00 acres, more or less, conveyed by Robert L. Warren to Producers Pipeline Corporation, recorded in Volume 1078, Page 403 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 100.00 acres, more or less, conveyed by Arthur Andrew Arnold, et al to Producers Pipeline Corporation, recorded in Volume 1078, Page 405 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390, and being that certain Easement and Right of Way over and across 70.34 acres, more or less, conveyed by Donald E. Coats, Sr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 407 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390 and being that certain Easement and Right of Way over and across 35.16 acres, more or less, conveyed by Donald E. Coats, Jr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 409 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 50.00 acres, more or less, conveyed by E. H. Florence, et ux to Producers Pipeline Corporation recorded in Volume 1078, Page 411 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, being Tract I, Segment I of that certain Surface

Lease and Pipeline Right-of-Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company to Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 1078, Page 391, Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point with the Sulphur River Bryans Mill Plant located in the Benjamin F. Lynn Survey, Abstract No. 651, Cass County, Texas, and continuing in a Northwesterly direction over, across, and though the following surveys: John Myers Survey, Abstract No. 695; Elizabeth Barcroft Survey, Abstract No. 113; W.M.S. Armstrong Survey, Abstract No. 29; J. S. Petty Survey, Abstract No. 864; H. C. Adams Survey, Abstract No. 16; Geo W. Sternes Survey, Abstract No. 97; Cass County School Land, Abstract No. 173; Lewis Holcomb Survey, Abstract No. 479; J. P. Mathews Survey, Abstract No. 1265, at which point the six inch pipeline leaves Cass County, Texas and crosses the Sulphur River and enters Bowie County, Texas. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 1078, Page 386, Official Records, Cass County, Texas.

Situated in the County of Cass, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Rights-of-Way, Easements and Permits effective March 1, 1999, and recorded in Volume 1078, Page 395, Official Records, Cass County, Texas, said rights of way, easements and permits being more fully described in Schedule I attached hereto and made a part hereof for all purposes.

Tract V:

Nine (9) acres of land off the south end of the following described tract lying and situated on the east side of State Highway No. 77:

Being a part of the John C. Gahagan Survey, A-390, in Cass County, Texas and being more fully described by metes and bounds as follows:

Beginning at the Southeast Corner of said Survey at a stake from which a pine brs. South 5 deg. East 10 vrs., a P. O. brs. South 62 deg. West 14.4 vrs. both marked “CNS”:

THENCE West 651 vrs. to a stake from which a pine brs. North 47 deg. East 7 vrs. a pine brs. North 78 deg. East 4 vrs. both marked “M”:

THENCE North 217 vrs. to a stake from which a pine brs. North 32 deg. East 5 vrs. marked “B”; a pine brs. South 65 deg. East 12 12 vrs., marked “M”:

THENCE East 651 vrs. to a stake from which a pine brs. North 17 deg. West 15 vrs. marked “B” a pine brs. South 44 deg. West 5 vrs, marked “M”:

THENCE South 217 vrs. to the Point of Beginning, containing 25 acres, more or less, and being the same land as that described in deed from L. L. Maroney to John Bricker, said deed dated 3/5/1877, and recorded in Vol. Y, page 546, Deed Records, Cass County, Texas;

Also being a portion of the SECOND TRACT described in that certain Deed of Trust dated the 18th day of August, 1978, from Michael Clyde Taylor et ux Loye Jan Taylor to The First National Bank of Atlanta, Texas, recorded Vol. 163, page 714, Deed of Trust records, Cass County, Texas.

Said 9.0 acres, more or less, being the same land described in a deed dated 12/15/78, recorded in Vol. 618, page 118, Deed Records of Cass County, Texas, from Michael Clyde Taylor, et ux, to Clyde E. Glass, Jr.

Tract VI:

C. E. GLASS NO. 1 GAS UNIT

Gas Unit Designation, Kaiser Oil (U.S.), Ltd. et al - V. E. Glass Unit No. 1, dated January 25, 1982, recorded in Volume 672, Page 542 of the Official Records of Cass County, Texas, as well as any amendments thereto of record in Cass County, Texas, as more fully described in Assignment and Bill of Sale from Salt Creek Production, Inc. and K.M.A. Operating, Inc. to Rockwall Marketing Corporation effective January 1, 1996, recorded in Volume 1006, Page 876, Official Records of Cass County, Texas, said leases being more fully described in Schedule I-D attached hereto and made a part hereof for all purposes.

R. BROWN NO. 1 GAS UNIT

Oil, gas and mineral property known as the Long Operating, L.L.C. - R. Brown No. 1 Gas Unit located in the Atlanta South Field, Samuel Burnham Survey, Abstract No. 67, more fully described in Assignment and Conveyance from Long Petroleum, Inc. to Rockwall Marketing Corporation, effective January 1, 1999, recorded in Volume 1075, Page 513, Official Records, Cass County, Texas, and al of the Oil, Gas and Mineral Leases covering lands included therein, being described in Schedule II-D attached hereto and made a part hereof for all purposes.

BEAVER GAS UNIT NO. 1

Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from SOGO, Inc. to Rockwall Marketing Corporation, effective September 1, 1996, recorded in Volume 1019, Page 381, Official Records of Cass County, Texas, said oil and gas properties being more fully described in Schedule III-D attached hereto and made a part hereof for all purposes.

Tract VII:

WADE BROTHERS GAS UNIT NO. 1

Oil and gas property known as Wade Brothers Gas Unit No. 1 as described in Unit Declaration recorded in Volume 286, Page 667 of the Deed Records of Rains County, Texas, as more fully described in Assignment and Bill of Sale from Scotchwood Group, Ltd., et al to Rockwall Marketing Corporation effective March 1, 1998 and recorded in Volume 359, Page 362, of the Deed Records of Rains County, Texas.

PART TWO:

TO THE EXTENT LOCATED AT, INSTALLED ON, DEPOSITED IN, AFFIXED OR ATTACHED TO, USED IN CONNECTION WITH OR RESULTING FROM OPERATIONS CONDUCTED ON THE REAL PROPERTY DESCRIBED IN EXHIBIT “B” ATTACHED HERETO.

All of Debtor’s presently existing and hereafter arising or acquired “Accounts” which shall mean and include all of Debtor’s present and future rights to payment for real property, goods, merchandise or Inventory (as hereinafter defined) sold, rented or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; account(s), accounts receivable, proceeds of any letters of credit on which Debtor is named as beneficiary; contract rights; acceptances; notes; chattel paper; instruments (other than margin stock); drafts; documents; insurance proceeds; deposits or other sums credited by or due from the Secured Party to Debtor; and all such obligations whatsoever owing to Debtor, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the same may represent, all rights in any returned or repossessed goods, merchandise and Inventory, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit. In addition, this definition shall include the definition of “accounts” as that term is used in the Uniform Commercial Code of each state in which the Debtor’s Accounts are located.

All of Debtor’s presently existing and hereafter arising or acquired “Inventory” which shall mean any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by Debtor which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, finished goods, supplies or material used or consumed in Debtor’s business and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor or which is or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of Debtor or Secured Party, and all documents of title or documents representing the same. In addition, this definition shall include the definition of “inventory” as that term is used in the Uniform Commercial Code of each state in which the Debtor’s Inventory is located.

All of Grantor’s presently existing and hereafter arising or acquired “Equipment” which shall mean all of Grantor’s now owned or hereafter acquired fixtures, machinery and equipment, including, without limitation, furniture, rolling stock, vehicles, trade fixtures and machinery, and the equipment more fully described in Exhibit “B” attached hereto and made a part hereof for all purposes, together with any and all improvements, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof. In addition, this definition shall include the definition of “equipment” as that term is defined in the Uniform Commercial Code of each state in which the Grantor’s Equipment is located.

All of Debtor’s presently existing or hereafter arising depository accounts and all of Debtor’s rights, title and interest in and to any deposits or other sums at any time credited by or due from financial institutions to Debtor.

All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring any of the foregoing.

All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Debtor pertaining to any of the foregoing.

SCHEDULES TO EXHIBIT OMITTED